SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 18, 2016

Date of Report (Date of earliest event reported)

SolarWindow Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-127953

(Commission File Number)

59-3509694

(I.R.S. Employer Identification No.)

10632 Little Patuxent Parkway

Suite 406

Columbia, Maryland 21044

(Address of principal executive offices)

(800) 213-0689

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

Beginning on February 18, 2016, SolarWindow Technologies, Inc. (the "Company"), entered into subscription agreements (each a "Subscription Agreement") with investors for the sale of units of the Company's equity securities (the "Units") pursuant to a private placement offering conducted by the Company (the "Offering"). The Company intends to continue to sell the Units to eligible investors until the earlier of: (1) the sale of the Maximum Offering; (2) the Outside Closing Date; or (3) such earlier date as the Company, in its sole discretion, chooses.

The Company intends to use the proceeds from the Offering to continue the development and ultimate commercialization of its novel SolarWindowTM technology and for general corporate purposes.

The Offering is being conducted pursuant to exemptions from the registration requirements afforded by, among others, Rule 506(c) of Regulation D ("Regulation D") and Regulation S ("Regulation S"), as promulgated under the Securities Act of 1933, as amended. Accordingly, the Offering will be available only to investors who reasonably verify to the Company that they are "accredited investors," as such term is defined in Rule 501(a) of Regulation D or who are not U.S. Persons, as such term is defined in Rule 902 of Regulation S.

The summary of the terms of the Offering included in this Current Report on Form 8-K (this "Report") does not purport to be complete and is qualified in its entirety by reference to the form of Subscription Agreement, the Form of Series O Stock Purchase Warrant and the Form of Series P Stock Purchase Warrant, attached as Exhibits 10.1, 4.1 and 4.2, respectively (collectively, the "Transaction Documents") hereto and are incorporated by reference herein; capitalized but undefined terms used in this Report have the meaning ascribed to such term as set forth in the Transaction Documents. The forms of the Transaction Documents have been included to provide investors and security holders with information regarding their terms. They are not intended to provide any other factual information about the Company. The Transaction Documents contain certain representations, warranties and indemnifications resulting from any breach of such representations or warranties. Investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts because they were made only as of the respective dates of the Transaction Documents. In addition, information concerning the subject matter of the representations and warranties may change after the respective dates of the Transaction Documents, and such subsequent information may not be fully reflected in the Company's public disclosures.

The information on this Report is not an offer to sell or solicitation of an offer to buy or subscribe for the securities of SolarWindow Technologies, Inc., nor shall there be any sale of such securities in any country or state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such country or state. Any such offer or solicitation will be pursuant to exemptions from registration requirements set out in applicable securities laws and made only by means of delivery of a private placement memorandum relating to a particular investment to qualified investors in those jurisdictions where permitted by law.

Item 3.02. Unregistered Sales of Equity Securities.

The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 3.02.

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Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

4.1	Form of Series O Stock Purchase Warrant

4.2	Form of Series P Stock Purchase Warrant

10.1	Form of Subscription Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on February 24, 2016.

SolarWindow Technologies, Inc.

By:	/s/ John Conklin
Name:	John Conklin
Title:	President and Chief Executive Officer

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